UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

Lifeward Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	001-36612	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd., Marlborough MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no par value	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

As previously reported, Lifeward Ltd. (the “Company”) received a deficiency letter (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) on August 5, 2025 indicating that, based on the closing bid price for the last 30 consecutive business days, the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until February 2, 2026 (the “Initial Compliance Date”), to regain compliance with the Bid Price Rule.

The Company did not regain compliance with the Bid Price Rule by the Initial Compliance Date. On February 3, 2026, the Company received a notification letter from Nasdaq indicating that the Company has been provided an additional period of 180 calendar days, or until August 3, 2026 (the “Extended Compliance Date”), to regain compliance with the Bid Price Rule. If, at any time before the Extended Compliance Date, the closing bid price for the Company’s ordinary shares is at least $1.00 per share for a minimum of 10 consecutive business days as required under the Bid Price Rule, Nasdaq will provide written notification to the Company that it complies with the Bid Price Rule.

As previously reported, at the Extraordinary General Meeting of Shareholders on January 6, 2026, the shareholders of the Company approved a reverse share split with a split ratio in the range of 1-for-2 and 1-for-12 and the Board of Directors of the Company (the “Board”) subsequently approved a split ratio of 1-for-12, with the timing and implementation of such reverse share split to be determined by the Board (the “Reverse Share Split”). The Company intends to monitor closely the closing bid price of its ordinary shares and to consider plans for regaining compliance with the Bid Price Rule, including but not limited to the Reverse Share Split. While the Company plans to review all available options, there can be no assurance that it will be able to regain compliance with the applicable rules during the additional 180-day compliance period.

If the Company does not regain compliance with the Bid Price Rule during the applicable cure period, Nasdaq will notify the Company that its ordinary shares are subject to delisting. The Company would then be permitted to appeal any delisting determination to a Nasdaq Hearings Panel. The Company’s ordinary shares would remain listed on The Nasdaq Capital Market pending the Hearing Panel’s decision after the hearing.

Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements may include projections regarding the Company’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. For example, statements regarding the Company’s intent or ability to regain compliance with Nasdaq’s Bid Price Rule are forward-looking, and there can be no assurance that the Company will meet the minimum bid price requirement by the Extended Compliance Date or at all, otherwise meet Nasdaq compliance standards in the future, or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements are more fully discussed in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this report speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.
Dated: February 9, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer